GRIFFON CORPORATION ANNOUNCES
                         -----------------------------
         RECORD OPERATING RESULTS FOR THE THIRD QUARTER OF FISCAL 2004
         -------------------------------------------------------------

     Jericho, New York, August 3, 2004 - Griffon Corporation (NYSE:GFF) today reported record operating performance for the third quarter of fiscal 2004, ended June 30, 2004, with each of its business units contributing to the improved operating results.

     Net sales for the quarter were $367,948,000 compared to $312,547,000 for the third quarter of fiscal 2003. Income before income taxes increased to $24,760,000 from $19,183,000. Net income was $13,157,000 in the current quarter, up from $11,322,000 in the third quarter of 2003. Basic earnings per share for the quarter was $.44 compared to $.34 last year and diluted earnings per share was $.42 compared to $.33 in 2003.

     Telephonics, the company's electronic information and communication systems segment, had a very strong third quarter, attaining substantial increases in sales and operating profit. The improvement was primarily driven by Telephonics' performance on new program awards for 2004, including a contract to provide ground surveillance radars for perimeter protection of U.S. Air Force bases. Specialty plastic films also achieved higher sales and increased operating profit. The segment's operating improvement reflects improved pricing and product mix and the effect of a weaker U.S. dollar on translated foreign sales, partly offset by lower domestic unit volumes. The building products operations also contributed to the quarter's improved operating results. Continued sales gains in installation services and its elimination last year of an underperforming location coupled with effective expense control and higher unit sales of garage doors in all channels of distribution were the principal reasons for the operating improvement.

Consolidated earnings in the quarter reflected increased interest expense of $1,100,000 associated with the company's convertible subordinated notes which were sold in the latter part of fiscal 2003.

     Net sales for the nine months ended June 30, 2004 were $1,024,086,000 compared to $892,031,000 for the first nine months of fiscal 2003. Income before income taxes for the nine months rose to $69,766,000, up from $51,500,000 last year. Net income increased to $34,934,000 from $26,859,000 for the first nine months of 2003. Diluted earnings per share for the nine months was $1.10 compared to $.79 last year.

     Cash flow from operations during the quarter was $12,000,000, funding treasury stock purchases of $5,000,000 and capital expenditures of $6,000,000.

     Griffon  Corporation  -

     o is a leading manufacturer and marketer of residential, commercial and industrial garage doors sold to professional installing dealers and major home center retail chains;

     o installs and services specialty building products and systems, primarily garage doors, openers, fireplaces and cabinets, for new construction markets through a substantial network of operations located throughout the country;

     o is an international leader in the development and production of embossed and laminated specialty plastic films used in the baby diaper, feminine napkin, adult incontinent, surgical and patient care markets; and

     o develops and manufactures information and communication systems for government and commercial markets worldwide.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.


                               GRIFFON CORPORATION
                              OPERATING HIGHLIGHTS
             (Unaudited, in thousands except for per share amounts)

                                            For the Three Months Ended          For the Nine Months Ended
                                                       June 30,                        June 30,
                                            --------------------------          -------------------------

                                               2004            2003                2004          2003
                                               ----            ----                -----         ----

Net sales:
  Garage Doors                              $ 120,525       $ 106,294           $  338,478      $302,643
  Installation Services                        79,900          71,699              228,937       210,691
  Speciality Plastic Films                    100,065          98,050              310,679       277,521
  Electronic Information and
    Communication Systems                      73,302          42,501              162,201       118,874
  Intersegment eliminations                    (5,844)         (5,997)             (16,209)      (17,698)
                                            ---------       ---------           ----------      --------
                                            $ 367,948       $ 312,547           $1,024,086      $892,031
                                            =========       =========           ==========      ========
Operating income:
  Garage Doors                              $   9,638       $   9,036           $   26,862      $ 22,919
  Installation Services                         3,495           1,993                8,193         4,200
  Speciality Plastic Films                     10,780           9,643               38,862        29,465
  Electronic Information and
    Communication Systems                       6,237           1,847               11,936         6,463
                                            ---------       ---------           ----------      --------
      Segment operating income                 30,150          22,519               85,853        63,047
Unallocated amounts                            (3,605)         (2,504)             (10,693)       (9,088)
Interest expense, net                          (1,785)           (832)              (5,394)       (2,459)
                                            ---------       ---------           ----------      --------
  Income before income taxes                   24,760          19,183               69,766        51,500
Provision for income taxes                     (9,162)         (5,601) (1)         (25,814)      (17,881) (1)
                                            ---------       ---------           ----------      --------
  Income before minority interest              15,598          13,582               43,952        33,619
Minority interest                              (2,441)         (2,260)              (9,018)       (6,760)
                                            ---------       ---------           ----------      --------
  Net income                                $  13,157       $  11,322           $   34,934      $ 26,859
                                            =========       =========           ==========      ========

Earnings per share of common stock:
      Basic                                     $ .44           $ .34                $1.17        $  .81
                                                =====           =====                =====        ======
      Diluted                                   $ .42           $ .33                $1.10        $  .79
                                                =====           =====                =====        ======

(1) Includes benefit of $1.7 million on resolution of tax contingencies and finalization of income taxes on foreign earnings and remittances.
